FOR IMMEDIATE RELEASE

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FOURTH FISCAL QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2009

Philadelphia, PA, December 7, 2009 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported adjusted income from continuing operations, a non-GAAP measure of $1.5 million, or $0.08 per common share-diluted, and $2.2 million, or $0.12 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2009, respectively, as compared to $539,000, or $0.03 per common share-diluted, and $11.5 million, or $0.62 per common share-diluted for the fourth fiscal quarter and fiscal year ended September 30, 2008, respectively.  A reconciliation of the Company’s reported GAAP income (loss) from continuing operations to adjusted income from continuing operations, a non-GAAP measure, is included as Schedule I to this release.

Jonathan Cohen, CEO and President commented, “Our financial results demonstrate that we have returned to GAAP profitability this quarter.  This is a result of adjustments that we have made to conform our businesses to a changed and changing environment.  We also have made great strides in reducing our costs and obtaining flexibility on our debt.  We continue to work on becoming as efficient as possible and we are excited to position the Company to benefit from opportunities that are developing in areas where we have great experience and a successful track record.”

The Company reported income from continuing operations of $404,000, or $0.02 per common share-diluted, and a loss from continuing operations of $14.5 million, or $0.81 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2009, respectively, as compared to a loss from continuing operations of $8.3 million, or $0.47 per common share-diluted, and $24.9 million, or $1.42 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2008, respectively.

The Company reported net income of $126,000, or $0.01 per common share-diluted, and a net loss of $14.9 million, or $0.84 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2009, respectively, as compared to a net loss of $9.2 million, or $0.52 per common share-diluted, and $26.2 million, or $1.50 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2008, respectively.  The loss recorded for the fiscal year ended September 30, 2009 was primarily the result of $17.9 million of non-cash charges, net of tax, including a $7.2 million loss related to the sale of the Company’s interest in Apidos CDO VI.

The Company also reports:

•	Resource Capital Corp. Follow-On Offering.

-
Resource Capital Corp (NYSE:RSO) (“RCC”), a real estate investment trust, for which the Company is the external manager and a shareholder, announced that it has priced a public offering of 10 million shares of its common stock at a price of $4.50 per share. The underwriters have been granted an over-allotment option for an additional 1.5 million shares of common stock.  RCC expects to receive net proceeds, after underwriting discounts but before expenses, of $48.9 million, including the over-allotment.

•	Capital Fundraising.

-
The Company continued to see strong demand within this channel, resulting in the completion of both Resource Real Estate Investors 7, L.P. (“RREI 7”) in September 2009 ($32.5 million raised) and LEAF Equipment Finance Fund 4, L.P. (“LEAF 4”) in October 2009 ($125.7 million raised).  In addition, Resource Real Estate Holdings, Inc. (“Resource Real Estate”) has raised $37.3 million through its real estate opportunity fund which is focused on acquiring discounted real estate assets.  The Company has raised a total of $180.2 million of investment funds during fiscal 2009 for funds sponsored and managed primarily by Resource Real Estate and LEAF Financial Corp. (“LEAF”).

-
Resource Real Estate filed a $750.0 million registration statement with the Securities and Exchange Commission on July 7, 2009 for Resource Real Estate Opportunity REIT, Inc. of which Resource Real Estate will be the external manager.  Resource Real Estate recently filed a second amendment to the originally filed registration statement.

•
Debt Refinancing.  On October 6, 2009, the Company completed a private placement offering of senior notes.  In connection with this offering, the Company refinanced its line of credit with TD Bank, principally extending the maturity an additional year to October 2011, reducing the interest rate on borrowings to a floor of between 7.0% and 7.5% (varies depending on type of borrowing) from 10% and reducing the required monthly principal payments from $850,000 per month to $150,000.

•
 Debt Reduction.  As of September 30, 2009, the Company reduced its consolidated borrowings outstanding by $362.7 million, or 65%, to $191.4 million from $554.1 million at September 30, 2008.  Borrowings at September 30, 2009 include a $136.5 million non-recourse revolving credit facility at LEAF and $54.9 million of other debt, of which, $14.7 million is in mortgage debt secured by the underlying properties.

•
Adjusted Revenues and Adjusted Operating Income - Non-GAAP Measures.  For the fourth fiscal quarter and fiscal year ended September 30, 2009, the Company reported adjusted revenues of $26.6 million and $108.4 million, respectively, as compared to $38.0 million and $179.4 million for the fourth fiscal quarter and fiscal year ended September 30, 2008, respectively.  For the fourth fiscal quarter and fiscal year ended September 30, 2009, the Company reported adjusted operating income of $3.4 million and $10.8 million, respectively, as compared to adjusted operating income of $2.5 million and $55.0 million for the fourth fiscal quarter and fiscal year ended September 30, 2008, respectively.  Adjusted revenues and adjusted operating income include $492,000 and $266,000 of pre-tax fair value adjustments on equity investments for the fourth fiscal quarter and fiscal year ended September 30, 2009, respectively, as compared to adjustments of $6.0 million and $23.5 million for fourth fiscal quarter and fiscal year ended September 30, 2008, respectively.  A reconciliation of the Company’s total GAAP revenues and GAAP operating income (loss) to adjusted revenues and adjusted operating income is included as Schedule II to this release.

Assets Under Management

The following table sets forth information relating to our assets under management by operating segment, which decreased by $4.3 billion (24%) from September 30, 2008 to September 30, 2009:

At September 30,
	2009	2008
Financial fund management	$ 10.6 billion	$ 14.7 billion
Real estate	1.7 billion	1.7 billion
Commercial finance	1.4 billion	1.6 billion
	$ 13.7 billion	$ 18.0 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Book Value

As of September 30, 2009, the Company’s book value per common share was $7.77.  Total stockholders’ equity was $139.8 million as of September 30, 2009 as compared to $143.7 million as of September 30, 2008.  Total common shares outstanding were 17,991,723 as of September 30, 2009 as compared to 17,595,934 as of September 30, 2008.

Highlights for the Fourth Fiscal Quarter and Fiscal Year Ended September 30, 2009 and Recent Developments

®	The Company has reduced its total borrowings to $191.4 million at September 30, 2009, a decrease of $362.7 million from September 30, 2008.

®
The Company issued $18.8 million of senior notes in a private placement to institutional investors in September and October, 2009.  The proceeds were primarily used to reduce the Company’s corporate borrowings.  Accordingly, the Company has reduced its recourse corporate borrowings, excluding the senior notes, by $23.0 million to $28.7 million at September 30, 2009 from $51.7 million at September 30, 2008 and further reduced it by $7.3 million to $21.4 million as of December 7, 2009.

®
Resource Real Estate continued fundraising for Resource Real Estate Opportunity Fund, L.P. (“RREI Opportunity Fund”), a $40.0 million offering that invests in discounted real estate.  The Company has raised approximately $37.3 million as of December 4, 2009 and anticipates closing this fund by December 31, 2009.

®
Resource Real Estate increased the apartment and condominium units it manages or whose management it supervises to 16,724 at September 30, 2009 from 15,758 at September 30, 2008.  This includes a portfolio of 49 multifamily properties representing 12,794 apartment units managed by Resource Real Estate Management, Inc. (“Resource Residential”), the Company’s property management subsidiary.

®
RREI Opportunity Fund acquired and will manage a 568 unit multifamily rental property in Memphis, Tennessee, and financed the acquisition of the property with a $13.0 million loan, of which the fund has a 30% participation interest. The fund also acquired ownership of 49 condominium units in an upscale condominium development in Kansas City, Missouri, by foreclosing on the first mortgage on the property that it acquired.

®	LEAF completed in October 2009 the offering of its fourth public investment partnership, LEAF 4, which raised a record amount of $125.7 million.

®
Financial fund management revenues increased 63% to $7.9 million for the fourth fiscal quarter ended September 30, 2009 as compared to $4.9 million for the fourth fiscal quarter ended September 30, 2008.

®
The Company’s Board of Directors authorized the payment of a cash dividend paid on October 15, 2009 in the amount of $0.03 per share on the Company’s common stock to all holders of record at the close of business on September 15, 2009.

®	RCC paid a cash dividend of $0.30 per common share for its third quarter ended September 30, 2009.

®
The Company generated $32.8 million of cash from operating activities of continuing operations as adjusted for the fiscal year ended September 30, 2009.  A reconciliation of net cash (used in) provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted, a non-GAAP measure, is included as Schedule III to this release.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the commercial finance, real estate and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and reconciliations of GAAP income (loss) from continuing operations to adjusted  income from continuing operations, GAAP revenue to adjusted revenue and GAAP operating income (loss) to adjusted operating income and net cash (used in) provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,
	2009	2008
	(unaudited)
ASSETS
Cash	$26,197	$14,910
Restricted cash	2,741	23,689
Receivables	1,358	2,014
Receivables from managed entities and related parties, net	55,047	35,674
Loans sold, not settled, at fair value	−	662
Loans held for investment, net	−	219,664
Investments in commercial finance - held for investment, net	2,429	182,315
Investments in commercial finance - held for sale, net	142,701	110,773
Investments in real estate, net	27,313	37,972
Investment securities available-for-sale, at fair value	19,500	22,746
Investments in unconsolidated entities	16,241	18,523
Property and equipment, net	13,435	16,886
Deferred tax assets	45,656	44,467
Goodwill	7,969	7,969
Intangible assets, net	3,637	4,329
Other assets	11,616	15,764
Total assets	$375,840	$758,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued expenses and other liabilities	$40,986	$56,309
Payables to managed entities and related parties	1,284	586
Borrowings	191,383	554,059
Deferred tax liabilities	2,046	1,060
Minority interests	323	2,610
Total liabilities	236,022	614,624

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 27,757,849 and 27,421,552 shares issued, respectively (including nonvested restricted stock of 552,461 and 513,386, respectively)	272	269
Additional paid-in capital	277,944	269,689
Accumulated deficit	(22,471)	(3,980)
Treasury stock, at cost; 9,213,665 and 9,312,232 shares, respectively	(100,367)	(101,440)
Accumulated other comprehensive loss	(15,560)	(20,805)
Total stockholders’ equity	139,818	143,733
	$375,840	$758,357

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
REVENUES:
Commercial finance	$10,043	$14,449	$49,395	$96,881
Real estate	8,156	12,729	25,417	31,519
Financial fund management	7,930	4,874	33,344	27,536
	26,129	32,052	108,156	155,936
COSTS AND EXPENSES:
Commercial finance	5,115	10,528	25,179	42,741
Real estate	4,929	6,138	22,038	22,602
Financial fund management	4,936	7,717	20,468	27,737
General and administrative	3,320	4,911	14,369	16,080
Provision for credit losses	2,959	4,857	8,604	10,627
Depreciation and amortization	1,941	1,409	6,922	4,660
	23,200	35,560	97,580	124,447
OPERATING INCOME (LOSS)	2,929	(3,508)	10,576	31,489
OTHER (EXPENSE) INCOME:
Impairment losses on investment securities	(577)	−	(9,827)	−
Recognized in other comprehensive loss	−	−	1,288	−
Net impairment loss recognized in earnings	(577)	(6,344)	(8,539)	(14,467)
Interest expense	(3,242)	(8,218)	(20,199)	(47,266)
Minority interest income, net	77	4,920	1,603	4,243
Loss on sale of loans and investment securities, net	−	−	(11,588)	(17,674)
Other (expense) income, net	(68)	(155)	3,156	3,036
	(3,810)	(9,797)	(35,567)	(72,128)
Income (loss) from continuing operations before taxes	(881)	(13,305)	(24,991)	(40,639)
Benefit for income taxes	(1,285)	(5,035)	(10,504)	(15,695)
Income (loss) from continuing operations	404	(8,270)	(14,487)	(24,944)
Loss from discontinued operations, net of tax	(278)	(954)	(444)	(1,299)
NET INCOME (LOSS)	$126	$(9,224)	$(14,931)	$(26,243)
Basic income (loss) earnings per common share:
Continuing operations	$0.02	$(0.47)	$(0.81)	$(1.42)
Discontinued operations	(0.01)	(0.05)	(0.03)	(0.08)
Net income (loss)	$0.01	$(0.52)	$(0.84)	$(1.50)
Weighted average shares outstanding	17,973	17,591	17,835	17,518
Diluted income (loss) earnings per common share:
Continuing operations	$0.02	$(0.47)	$(0.81)	$(1.42)
Discontinued operations	(0.01)	(0.05)	(0.03)	(0.08)
Net income (loss)	$0.01	$(0.52)	$(0.84)	$(1.50)
Weighted average shares outstanding	18,605	17,591	17,835	17,518

Dividends declared per common share	$0.03	$0.07	$0.20	$0.28

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended September 30,
	2009	2008
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(14,931)	$(26,243)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Loss on sale of loans and investment securities, net	11,588	17,674
Impairment charges on investment securities available-for-sale	8,539	14,467
Depreciation and amortization	8,876	6,024
Provision for credit losses	8,604	10,627
Minority interest income	(1,603)	(4,243)
Equity in (earnings) losses of unconsolidated entities	(1,279)	15,656
Distributions from unconsolidated entities	6,128	15,647
Gain on sale of investments in commercial finance assets	(628)	(1,956)
Gain on sale of assets	(1,041)	(9,488)
Loss on sale of investment securities available-for-sale	399	−
Deferred income tax benefits	(13,249)	(16,031)
Non-cash compensation on long-term incentive plans	4,651	5,572
Non-cash compensation issued	3	136
Non-cash compensation received	(867)	159
(Increase) decrease in commercial finance investments	(37,330)	65,297
Changes in operating assets and liabilities	(19,016)	(18,002)
Net cash (used in) provided by operating activities of continuing operations	(41,156)	75,296
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(335)	(6,401)
Payments received on real estate loans and real estate	10,052	23,182
Investments in real estate	(4,694)	(9,802)
Purchase of commercial finance assets held for investment	(41,942)	(111,700)
Payments received on commercial finance assets held for investment	46,246	74,332
Purchase of loans and investment securities	(19,290)	(251,585)
Proceeds from sale of loans and investment securities	5,367	40,360
Principal payments received on loans	4,061	13,931
Net cash paid for acquisitions	−	(8,022)
Other	(477)	(17,050)
Net cash used in investing activities of continuing operations	(1,012)	(252,755)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	438,897	930,731
Principal payments on borrowings	(395,905)	(715,914)
Repayment from managed entity on RCC lease portfolio purchase	4,500	−
Dividends paid	(3,560)	(4,908)
Decrease (increase) in restricted cash	10,297	(31,194)
Proceeds from issuance of stock	3	182
Purchase of treasury stock	(264)	(237)
Other	(71)	315
Net cash provided by financing activities of continuing operations	53,897	178,975
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(2)	(494)
Financing activities	(440)	(736)
Net cash used in discontinued operations	(442)	(1,230)
Increase in cash	11,287	286
Cash, beginning of year	14,910	14,624
Cash, end of year	$26,197	$14,910

This press release contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the exclusion of certain adjustments recorded in the three months and fiscal year ended September 30, 2009.  Management believes the presentation of these financial measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results of the Company.  These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SCHEDULE I

RECONCILIATION OF GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2009	2008	2009	2008
Income (loss) from continuing operations − GAAP	$404	$(8,270)	$(14,487)	$(24,944)
Adjustments, net of tax:
Partnership level adjustments (1)	325	4,260	852	15,811
Impairment charges on investments	313	1,472	4,234	4,190
Loan reserves	1,165	−	2,074	−
Loss on sales of loans	−	182	7,600	11,415
Severance costs	22	1,088	1,217	1,078
RCC incentive stock	−	(32)	782	1,510
Deferred tax asset	(946)	−	(946)	−
Other	225	1,839	835	2,464
Adjusted income from continuing operations (2)	$1,508	$539	$2,161	$11,524

Adjusted weighted average diluted shares outstanding (3)	18,605	18,562	18,497	18,553

Adjusted income from continuing operations per common share-diluted	$0.08	$0.03	$0.12	$0.62

(1)	Primarily includes mark-to-market adjustments on investments in partnerships that the Company manages.

(2)
During the fiscal years ended September 30, 2009 and 2008, in connection with substantial volatility and reduction in liquidity in the global credit markets, the Company recorded several significant adjustments that it believes do not directly impact its continuing operations.  For comparability purposes, the Company is presenting adjusted income from continuing operations because it facilitates the evaluation of the Company’s underlying operating performance without the effect of adjustments that do not directly relate to that performance.  Adjusted income from continuing operations should not be considered as an alternative to income (loss) from continuing operations (computed in accordance with GAAP).  Instead, adjusted income from continuing operations should be reviewed in connection with income (loss) from continuing operations in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(3)
Dilutive shares used in the calculation of adjusted income from continuing operations per common share-diluted includes an additional 662,000 shares for the fiscal year ended September 30, 2009, and 971,000 and 1.0 million shares for the three months and fiscal year ended September 30, 2008, respectively, which were not used in the calculation of income (loss) from continuing operations per common share-diluted.

SCHEDULE II

RECONCILIATION OF GAAP REVENUE TO ADJUSTED REVENUE AND RECONCILIATION OF GAAP
 OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME
(in thousands)
(unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues
Commercial finance	$10,043	$14,449	$49,395	$96,881
Real estate	8,156	12,729	25,417	31,519
Financial fund management	7,930	4,874	33,344	27,536
Total revenues − GAAP	26,129	32,052	108,156	155,936

Adjustments:
Fair value adjustments (1)	492	5,982	266	23,483
Adjusted revenues (2)	$26,621	$38,034	$108,422	$179,419

Operating income (loss) − GAAP	$2,929	$(3,508)	$10,576	$31,489

Adjustments:
Fair value adjustments (1)	492	5,982	266	23,483
Adjusted operating income (2)	$3,421	$2,474	$10,842	$54,972

(1)	Reflects pre-tax fair value adjustments on investments reported under the equity method of accounting.

(2)
Management of the Company views adjusted revenues and adjusted operating income, both non-GAAP measures, as useful and appropriate supplements to revenues and operating income (loss) since they exclude fair value adjustments related to current credit market conditions and are not indicative of the Company’s current operating performance.

SCHEDULE III

RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES OF CONTINUING
 OPERATIONS TO NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS
AS ADJUSTED
(in thousands)
(unaudited)

Net cash provided by operating activities of continuing operations as adjusted was $32.8 million for the fiscal year ended September 30, 2009, an increase of $1.9 million as compared to net cash provided by operating activities of $30.9 million for the fiscal year ended September 30, 2008.  The following reconciles net cash (used in) provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted (in thousands):

	Years Ended
	September 30,
	2009	2008
Net cash (used in) provided by operating activities of continuing operations − GAAP	$(41,156)	$75,296
Adjustments:
Increase (decrease) in commercial finance investments held for sale	37,330	(65,297)
Changes in operating assets and liabilities	19,016	18,002
Proceeds from sales of investments	17,651	2,933
Net cash provided by operating activities of continuing operations as adjusted (1)	$32,841	$30,934

(1)
Management of the Company believes net cash provided by operating activities of continuing operations as adjusted is a useful and appropriate supplement to GAAP net cash (used in) provided by operating activities of continuing operations since it reflects how management views its liquidity and working capital requirements.